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                                                                    EXHIBIT 23.1


                                [ANDERSEN LOGO]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated February 14, 2002, except Note 16 to the financial statements for which the date is February 20, 2002, included in this Form 8-K. It should be noted that we have not audited any financial statements of the Golden Eagle Refining and Marketing Assets Business subsequent to December 31, 2001, or performed any audit procedures subsequent to the date of our report.


                                                /s/ ARTHUR ANDERSEN LLP


San Antonio, Texas
February 21, 2002